Exhibit 99.2
                                                   ------------

                               Corporate Communications Contact:
                               Media Relations     (847) 700-5538

                               Investor Relations Contact:
                               Patricia Chaplinski (847) 700-7501



   UAL CORPORATION EXPECTS TO POST A LOSS IN THE THIRD QUARTER
   -----------------------------------------------------------

     CHICAGO, Sept. 29, 2000  -- UAL Corporation (NYSE: UAL), the

holding company whose primary subsidiary is United Airlines,

today announced that it expects to post a loss for the third quarter.

     "The third quarter has been a difficult period for United,"

said James E. Goodwin, UAL Corporation Chairman and Chief

Executive Officer.  "The disruptions to our operations throughout the quarter greatly inconvenienced our customers and front-line employees, reducing revenues significantly.  On the cost side,

while we are pleased that we were able to reach a tentative pilot contract, the financial implications of the agreement, coupled with the higher price of jet fuel, will further impact our

results.  Therefore, we expect to post a loss in the third

quarter and probably in the fourth quarter as well."

     The company experienced an abnormally high level of delays and cancellations throughout the peak travel season.  In

response, it adjusted its schedule to reduce the inconvenience caused by the disruptions to its customers and front-line

employees, and this, combined with the effect of the disruptions themselves, had a significant effect on revenues.

     Affecting the company's costs are the recent tentative pilot contract agreement and the higher cost of jet fuel.  The cost of the tentative pilot agreement, as well as the expected impact of other labor agreements which the company is now negotiating, will be greater than originally anticipated.  The higher price of fuel is also a cost factor.  The company has a hedge program in place against crude oil cost increases for the year.  However, the cost of jet fuel has risen at a higher rate than the cost of crude oil,

and this will affect the company's costs for the quarter.

     "While the quarter's events are negatively impacting our

financial performance," Goodwin commented, "we are making every effort to improve our operations and restore our customers'

confidence in United.  We believe that these efforts will help us

return to profitability.   I'd like to take this opportunity to

thank our customers for their understanding and our front-line employees for their dedication under extreme circumstances."

                            - more -



                              - 2 -



A summary of the material terms of the tentative United-ALPA 2000 contract agreement will be available today on united.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The information contained in the outlook section of this press release is forward looking and involves risks and uncertainties that could result in actual results differing materially from expected results. Some factors that could significantly impact revenues and costs include, without limitation: the airline pricing environment; industry capacity decisions; competitors' route decisions; the success of the company's cost control efforts; the cost of crude oil and jet fuel; the success of fuel hedging strategies; the results of union contract negotiation and ratification processes and their impact on labor costs; operational disruptions as a result of bad weather, air traffic control-related difficulties and the impact of labor issues; the growth of e-commerce and off-tariff distribution channels; the implementation of customer service improvement strategies; actions of the U.S., foreign and local governments; foreign currency exchange rate fluctuations; the Pacific economic environment and travel patterns; the stability of the U.S. economy; inflation; the economic environment of the airline industry and the economic environment in general.



                             - UAL -


    The web-page address for UAL Corp. and United Airlines is

                           united.com